UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

THQ INC.
(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on August 3, 2011 (the “Original Report”) solely to disclose the frequency that THQ Inc. (the “Company”) will conduct a Say-On-Pay vote with respect to the compensation of the Company's named executive officers. No other changes have been made to the Original Report and this Form 8-K/A should be read in conjunction with the Original Report.

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d)    On August 3, 2011, the Company filed the Original Report to report on the voting results of its annual meeting of stockholders held on July 28, 2011. The Original Report included, among other matters, the results of the advisory vote of the Company's stockholders regarding the frequency of conducting a Say-on-Pay vote with respect to the compensation of the Company's named executive officers.  In light of the vote of its stockholders on this proposal (set forth in the Original Report and again below), the Company has determined to hold future advisory stockholder votes on the compensation of its named executive officers every year until the next required stockholder vote on the frequency of such votes is held or until the Company's board of directors otherwise determines that a different frequency for such advisory stockholder votes is in the best interests of the Company's stockholders.

Proposal Number 6

Advisory vote to indicate whether the stockholders prefer a vote to advise the Company on the compensation of its named executive officers every year, every two years, or every three years (Say-on-Pay frequency):

1 Year	2 Years	3 Years	Votes Withheld	Broker Non-Votes
45,042,196	44,042	7,487,399	853,909	8,987,925

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: December 23, 2011		Edward L. Kaufman,
Executive Vice President, Business and Legal Affairs, and Corporate Secretary